Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI Reports Second Quarter Normalized FFO

MURFREESBORO, Tenn. – (August 4, 2011) National Health Investors, Inc. (NYSE:NHI) announced today its normalized Funds From Operations (“FFO”) and net income for the three months and six months ended June 30, 2011.

Financial Results

Normalized FFO for the three months ended June 30, 2011, was $20,180,000, or $0.73 per basic and diluted common share, compared with $19,255,000, or $0.70 per basic and diluted common share, for the same period in 2010.  Normalized FFO for the three months ended June 30, 2011 excludes $8,655,000 in gains on sales of marketable securities and a $988,000 decline in the fair value of an interest rate swap agreement.  Normalized FFO for the three months ended June 30, 2010 excludes $573,000 in recoveries of previous write-downs and other adjustments of $40,000.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the three months ended June 30, 2011, was $27,847,000, or $1.00 per basic and diluted common share, compared with $19,868,000, or $0.72 per basic and diluted common share, respectively, for the same period in 2010.  Net income for the three months ended June 30, 2011, was $25,117,000, or $0.90 per basic and diluted common share, compared with net income of $19,189,000, or $0.69 per basic and diluted common share, for the same period in 2010.

Normalized FFO for the six months ended June 30, 2011, was $38,257,000, or $1.38 per basic and diluted common share, compared with $36,429,000, or $1.32 per basic and diluted common share, for the same period in 2010.  Normalized FFO for the six months ended June 30, 2011 excludes $8,809,000 in gains on sales of marketable securities and a $266,000 increase in the fair value of an interest rate swap agreement.  Beginning with the three months ended June 30, 2011, the Company has included in its definition of normalized FFO the change in the fair value of an interest rate swap agreement, a non-cash adjustment.  Accordingly, the normalized FFO per basic and diluted common share for the three months ended March 31, 2011 is now $0.65 rather than $0.70 per basic and diluted common share, as previously reported.  Normalized FFO for the six months ended June 30, 2010 excludes $1,520,000 in collections of past due rent, $573,000 in recoveries of previous write-downs and other adjustments of $250,000.

FFO for the six months ended June 30, 2011, was $47,332,000, or $1.71 and $1.70 per basic and diluted common share, respectively, compared with $38,272,000, or $1.38 per basic and diluted common share, for the same period in 2010.  Net income for the six months ended June 30, 2011, was $44,210,000, or $1.59 per basic and diluted common share, compared with net income of $35,132,000, or $1.27 per basic and diluted common share, for the same period in 2010.

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NHI Reports 5.8% Increase in Normalized FFO

August 4, 2011

2011 Guidance

The Company’s guidance range for the full year 2011 for net income per diluted share and Normalized FFO per share is set forth and reconciled below:

Full-Year 2011 Range
Low – High
Net income per diluted share	$2.82 - $2.87
Plus: Real estate depreciation	0.41 - 0.46
Less: gain on sale of marketable securities	(0.32) - (0.32)
Less: gain on sale of real estate	(0.08) - (0.08)
Normalized FFO per diluted share	$2.83 - $2.93

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change.  The Company’s guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast

NHI will host a conference call on Thursday, August 4, 2011, at 9 a.m. ET, to discuss second quarter results. The number to call for this interactive teleconference is (212) 231-2900 with the confirmation number, 21532182. The live broadcast of NHI’s quarterly conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans.  NHI’s investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, an acute psychiatric hospital, an acute care hospital and a transitional rehabilitation center.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's web site at www.nhireit.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com ..

NHI Reports 5.8% Increase in Normalized FFO

August 4, 2011

Reconciliation of Funds From Operations and Normalized Funds From Operations (1)(2)
(in thousands, except share and per share amounts)

	Three months ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income	$25,117	$19,189	$44,210	$35,132
Elimination of certain items in net income:
Real estate depreciation	2,730	2,617	5,421	5,013
Real estate depreciation in discontinued operations	-	66	-	131
Net gain on sale of real estate	-	(2,004)	(2,299)	(2,004)
Funds from operations	$27,847	$19,868	$47,332	$38,272
Collection and recognition of past due rent	-	-	-	(1,520)
Recoveries of previous write-downs	-	(573)	-	(573)
Gains on sales of marketable securities	(8,655)	-	(8,809)	-
Change in fair value of interest rate swap agreement(3)	988	-	(266)	-
Other items	-	(40)	-	250
Normalized funds from operations	$20,180	$19,255	$38,257	$36,429

Weighted average common shares outstanding
Basic	27,708,136	27,665,629	27,702,432	27,649,003
Diluted	27,799,616	27,729,034	27,797,863	27,705,257

Funds from operations per share:
Basic	$1.00	$0.72	$1.71	$1.38
Diluted	$1.00	$0.72	$1.70	$1.38

Normalized FFO per share:
Basic	$0.73	$0.70	$1.38	$1.32
Diluted	$0.73	$0.70	$1.38	$1.32

(1) Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  FFO does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing funds from operations for the current period to similar prior periods.

(3) Beginning with the three months ended June 30, 2011, the Company has included in its definition of normalized FFO the change in the fair value of an interest rate swap agreement, a non-cash adjustment.  Accordingly, the normalized FFO per basic and diluted common share for the three months ended March 31, 2011 is now $0.65 rather than $0.70 per basic and diluted common share, as previously reported.

NHI Reports 5.8% Increase in Normalized FFO

August 4, 2011

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three months ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:	(unaudited)		(unaudited)
Rental income	$ 18,646	$ 17,500	$ 37,667	$ 35,687
Mortgage interest income	1,634	1,602	3,230	3,597
	20,280	19,102	40,897	39,284
Expenses:
Depreciation	2,947	2,786	5,832	5,309
Legal expense	141	174	329	455
Franchise, excise and other taxes	198	252	556	530
General and administrative	1,289	1,331	5,063	5,137
Loan and realty losses (recoveries)	-	(573)	-	(573)
	4,575	3,970	11,780	10,858

Income before non-operating income	15,705	15,132	29,117	28,426
Non-operating income (investment interest and other)	9,790	1,285	11,202	2,717
Interest expense and amortization of loan costs, net of
change in fair value of interest rate swap agreement	(1,589)	(474)	(848)	(702)
Income from continuing operations	23,906	15,943	39,471	30,441

Income from discontinued operations	1,211	1,242	2,440	2,687
Net gain on sale of real estate	-	2,004	2,299	2,004
Income from discontinued operations	1,211	3,246	4,739	4,691

Net income	$ 25,117	$ 19,189	$ 44,210	$ 35,132

Weighted average common shares outstanding:
Basic	27,708,136	27,665,629	27,702,432	27,649,003
Diluted	27,799,616	27,729,034	27,797,863	27,705,257

Earnings per share:
Basic:
Income from continuing operations	$ 0.86	$ 0.57	$ 1.42	$ 1.10
Discontinued operations	0.04	0.12	0.17	0.17
Net income available to common stockholders	$ 0.90	$ 0.69	$ 1.59	$ 1.27

Diluted:
Income from continuing operations	$ 0.86	$ 0.57	$ 1.42	$ 1.10
Discontinued operations	0.04	0.12	0.17	0.17
Net income available to common stockholders	$ 0.90	$ 0.69	$ 1.59	$ 1.27

Dividend declared per common share	$ 0.615	$ 0.575	$ 1.23	$ 1.15

NHI Reports 5.8% Increase in Normalized FFO

August 4, 2011

Selected Balance Sheet Data
(in thousands)
	June 30, 2011	December 31, 2010
Real estate properties, net	$ 337,302	$ 327,654
Mortgages receivable, net	76,516	75,465
Investment in preferred stock, at cost	38,132	38,132
Cash and cash equivalents	21,901	2,664
Marketable securities	10,372	22,476
Assets held for sale, net	29,381	36,853
Debt	48,750	37,765
Stockholders' equity	447,420	442,500